CERTIFICATION OF
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-KSB of Asensia, Inc., for the year ending December 31, 2007 I, Marlena Cervantes, Chief Financial Officer of Asensia, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such Annual Report on Form 10-KSB for the period ending December 31, 2007, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Annual Report on Form 10-KSB for the period ended December 31, 2007, fairly represents in all material respects, the financial condition and results of operations of Asensia, Inc.

Date: April 14, 2008

/s/ Marlena Cervantes
Marlena Cervantes
Chief Financial Officer